Exhibit 10.1

PURCHASE AND RECAPITALIZATION AGREEMENT

This Purchase and Recapitalization Agreement, dated as of July 24, 2019 (this “Agreement”), is entered into by and among Natur International Corp., a Wyoming corporation (“Natur”), DRBG Holdco, LLC, a Delaware limited liability company (“DRBG”), Temple Turmeric, Inc., a Delaware corporation (“Temple”), Daniel Sullivan, an individual (“DS”), Tim Quick, an individual (“TQ”), and TQ Holdings LLC, a New Hampshire limited liability company (“TQH”).

WITNESSETH:

WHEREAS, DRBG is the beneficial owner of 15,121,984 shares of Series A Preferred Stock (the “Series A Shares”) of Temple;

WHEREAS, Natur desires to purchase from DRBG, and DRBG desires to sell to Natur, the Series A Shares (collectively, the “Purchased Stock”);

WHEREAS, TQH is the holder of the Promissory Note (as defined below); and

WHEREAS, Natur desires to purchase from TQH, and TQH desires to sell to Natur, the Promissory Note, which shall be cancelled as herein provided.

NOW THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, Natur, DRBG, Temple, DS, TQ and TQH agree as follows:

1.	Definitions.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)	“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b)	“Board” shall have the meaning set forth in Section 12(q) below.

(c)	“Charter” shall have the meaning set forth in Section 3(e) below.

(d)	“Closing” shall have the meaning set forth in Section 3(a) below.

(e)	“Closing Date” shall have the meaning set forth in Section 3(a) below.

(f)	“DRBG” shall have the meaning set forth in the preamble.

(g)	“DS” shall have the meaning set forth in the preamble.

(h)	“Financial Statements” shall have the meaning set forth in Section 8(i) below.

(i)	“GAAP” shall have the meaning set forth in Section 8(i) below.

(j)	“Intellectual Property” shall mean all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, inventions, formulae, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights and all registrations, renewals, extension, continuation, divisions, or reissues of, and applications for, any of the foregoing, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by Temple or are necessary for the conduct of Temple’s business as now conducted and as presently proposed to be conducted.

(k)	“Investor Rights Agreement” shall mean the agreement dated April 3, 2018 to which the Temple is a party.

(l)	“Lien” shall mean any lien, pledge, claim, security interest, encumbrance, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise, but not including any Permitted Liens.

(m)	“Material Adverse Effect” shall have the meaning set forth in Section 8(a).

(n)	“Natur” shall have the meaning set forth in the preamble.

(o)	“Note Purchase Price” shall mean $100,000, plus all accrued and unpaid interest due thereon through the Closing Date for the Promissory Note.

(p)	“Permitted Liens” means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfections, (d) liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements, (e) purchase money liens on personal property acquired in the ordinary course of business, (f) liens specifically identified in the Financial Statements, (g) liens securing executory obligations under any lease that constitutes a “capital lease” under generally accepted accounting principles, (h) any utility company rights, easements and franchises, (i) Liens arising under the Promissory Note and (j) with respect to the Purchased Stock, liens arising under applicable federal and state securities laws and under the Shareholder Agreements (to the extent not terminated as of the Closing) and Charter.

(q)	“Promissory Note” shall mean that certain 10% Secured Convertible Promissory Note with a principal amount of $100,000, issued by Temple to TQH on April 17, 2019.

(r)	“Promissory Note Closing” shall have the meaning set forth in Section 4(a) below.

(s)	“Purchased Stock” shall have the meaning set forth in the recitals hereto.

(t)	“Released Parties” shall have the meaning set forth in Section 12(o) below.

(u)	“Required Approvals” shall have the meaning set forth in Section 8(d) below.

(v)	“Right of First Refusal Co-Sale Agreement” shall mean that certain agreement dated April 3, 2018 to which Temple is a party.

(w)	“Series A Shares” shall have the meaning set forth in the recitals hereto.

(x)	“Shareholder Agreements” shall means the Investor Rights Agreement, the Right of First Refusal Co-Sale Agreement and the Voting Agreement.

(y)	“Stock Purchase Price” shall mean $1.00 in the aggregate.

(z)	“Temple” shall have the meaning set forth in the preamble.

(aa)	“TQ” shall have the meaning set forth in the preamble.

(bb)	“TQH” shall have the meaning set forth in the preamble.

(cc)	“Transaction Document” shall include this Agreement, the Promissory Note and the Right of First Refusal Agreement dated April 3, 2018.

(dd)	“Voting Agreement” shall mean the agreement dated April 3, 2018 to which the Temple is a party.

(ee)	“Warrant” shall have the meaning set forth in Section 3(c) below.

2.	Sale and Purchase of the Purchased Stock and Promissory Note.

Subject to the terms and conditions of this Agreement, at the Closing, (i) DRBG shall sell, assign, transfer and deliver to Natur, and Natur shall purchase and acquire from DRBG, all right, title and interest of DRBG in and to the Purchased Stock, free and clear of any Lien, and (ii) DRBG will assign all of its rights, claims and causes of action related thereto to Natur; and

Subject to the terms and conditions of this Agreement, at the Promissory Note Closing, (i) TQH shall sell, assign, transfer and deliver to Natur, and Natur shall purchase and acquire from TQH, all right, title and interest of TQH in and to the Promissory Note, and (ii) TQH will assign all of its rights, claims and causes of action related thereto to Natur.

3.	Share Purchase Closing.

(a)	The closing of the purchase and sale of the Purchased Stock (a “Closing”) shall take place on the date hereof by exchange of executed documents via facsimile or e-mail (PDF) to be followed by exchange of executed original documents (such date, a “Closing Date”).

(b)	At the Closing, Natur shall pay the Stock Purchase Price in U.S. dollars in immediately available funds by wire transfer to an account designated by DRBG or check.

(c)	As an inducement for DRBG to sell the Purchased Stock to Natur, at the Closing, Temple shall issue to DRBG a Common Stock Warrant in the form attached hereto as Exhibit A (the “Warrant”).

(d)	At the Closing, the Voting Agreement and the Investor Rights Agreement shall be terminated as to all parties.

(e)	At or prior to the Closing, the following directors will tender their resignations, Ian Knowles, Chris Akelman and Ekta Sharma and in their place, immediately after the Closing the Closing, Rob Paladino, Ruud Huisman and Rhys Tombling will be appointed as directors to fill the vacancies created by the resignations. The three new directors will be deemed those designated by the Series A Directors under the Company’s Third Amended and Restated Certificate of Incorporation (as amended from time to time, the “Charter”). Immediately following the Closing, TQ shall be appointed as a director of Temple.

(f)	At the Closing, by their execution of this Agreement, each of DRBG and Temple hereby agree to terminate that certain Management Services Agreement, dated as of March 30, 2018 by and among Temple and DRBG.

(g)	At the Closing, Temple shall deliver to Natur a good standing certificate for Temple, issued as of a then recent date by the Secretary of State of the State of Delaware.

(h)	At the Closing, copies of resolutions of the Board and the shareholders of Temple authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, certified by a duly authorized officer of Temple.

4.	Note Purchase Closing.

(a)	The closing of the purchase and sale of the Promissory Note (the “Promissory Note Closing”) shall take place on the date hereof by exchange of executed documents via facsimile or e-mail (PDF) to be followed by exchange of executed original documents.

(b)	Within ten (10) business days of the Promissory Note Closing, Natur shall pay the Note Purchase Price in U.S. dollars in immediately available funds by wire transfer to an account designated by TQH or check.

(c)	Promptly after payment of the Note Purchase Price, the Promissory Note shall be cancelled, Temple shall be released from all obligations thereunder and Natur shall be authorized to file a UCC-3 form in order to release TQH’s security interest on the assets of Temple.

5.	Representations and Warranties of DRBG.

DRBG hereby represents and warrants to Natur, as of the date of this Agreement, as follows:

(a)	Organization and Authorization. DRBG is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. DRBG has all the requisite power and authority to own properties and assets and to conduct its business and has the requisite power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by DRBG hereunder. This Agreement has been duly executed and delivered by DRBG, and this Agreement constitutes the valid and binding obligation, enforceable against DRBG in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.

(b)	Title to Purchased Stock. DRBG owns all right, title and interest (legal and beneficial) in and to the Purchased Stock, free and clear of all Liens. Upon delivery of the Purchased Stock to Natur, and payment of the Stock Purchase Price to DRBG, Natur will acquire good and valid title to such Purchased Stock, free and clear of all Liens, and any Liens created by Natur after the Closing.

(c)	No Conflicts. To DRBG’s knowledge, the execution and delivery of this Agreement and the performance by DRBG hereunder does not and will not result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any material indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which DRBG is a party or by which it is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over its property.

(d)	No Broker. DRBG has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has DRBG incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

6.	Representations and Warranties of TQH.

TQH hereby represents and warrants to Natur, as of the date of this Agreement and as of the Closing Date for the purchase of the Promissory Note, as follows:

(a)	Organization and Authorization. TQH is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. TQH has all the requisite power and authority to own properties and assets and to conduct its business and TQH has the requisite power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by TQH hereunder. This Agreement has been duly executed and delivered by TQH, and this Agreement constitutes the valid and binding obligation, enforceable against TQH in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.

(b)	Title to Promissory Note. TQH owns all right, title and interest (legal and beneficial) in and to the Promissory Note free and clear of any Lien. Upon delivery of the Promissory Note to Natur, and payment of the Note Purchase Price to TQH, Natur will acquire good and valid title to such Promissory Note.

(c)	No Conflicts. To TQH’s knowledge, the execution and delivery of this Agreement and the performance by TQH hereunder does not and will not result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any material indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which TQH is a party or by which it is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over its property.

(d)	No Broker. TQH has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has TQH incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

7.	Representations and Warranties of Natur.

Natur hereby represents and warrants to DRBG and TQH, as of the date of this Agreement and as of the closing date of the purchase of the Promissory Note, as to only those representations and warranties apply to the purchase of the Promissory Note, as follows:

(a)	Authorization. Natur has the requisite corporate power and corporate authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly executed and delivered by it, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws or general application affecting enforcement of creditors’ rights generally.

(b)	No Conflicts. The execution and delivery of this Agreement and the performance by Natur hereunder does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any material indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which Natur is a party or by which it is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property.

(c)	Acknowledgments. Natur is acquiring the Purchased Stock and Promissory Note for Natur’s own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Act and applicable state securities laws. Natur has such knowledge and experience in financial, tax and business matters and in making investments of this type that it is capable of evaluating the merits and risks of purchasing the Purchased Stock and Promissory Note. Natur is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Act. Natur acknowledges that no other party is making representations or warranties regarding Temple. Natur acknowledges that it has conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of Temple and, in making its determination to proceed with the transactions contemplated by this Agreement. Natur has relied solely on the results of such investigation and the representations and warranties of Temple set forth herein with respect to the business of Temple. The representations and warranties by Temple and the other parties hereto constitute the sole and exclusive representations and warranties of such parties to Natur in connection with the transactions contemplated hereby, and Natur acknowledges and agrees that Temple and the other parties hereto are not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement.

(d)	No Broker. Natur has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has Natur incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

8.	Representations and Warranties of Temple.

Temple hereby represents and warrants to Natur as of the date of this Agreement, as follows:

(a)	Organization and Qualification. Other than the entities listed on Exhibit B hereto (collectively, the “Subsidiaries”), Temple does not own equity interests in any entities. Temple and each of the subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Temple nor any subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of Temple and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of Temple and its subsidiaries, if any, taken as a whole, or (iii) a material adverse effect on Temple’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)	Authorization. Temple has the requisite power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly executed and delivered by it, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws or general application affecting enforcement of creditors’ rights generally. All the Purchased Stock was duly and validly issued, fully paid and non-assessable.

(c)	No Conflicts. The execution and delivery of this Agreement and the performance by Temple hereunder does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any material indenture, mortgage, deed of trust, loan agreement, license or any other agreement or instrument to which Temple is a party or by which it is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property.

(d)	Filings, Consents and Approvals. Temple is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Temple of the Transaction Documents, other than: (i) documentation to terminate the Voting Agreement and the Investor Rights Agreement (collectively, the “Required Approvals”); and (ii) the approvals of the Board and the shareholders of Temple as hereunder contemplated.

(e)	Offering. The offer, sale and issuance of the Warrant as contemplated by this Agreement are exempt from the registration requirements of the Act, and exempt from registration and qualification under all applicable state securities laws, and neither Temple nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. Temple has reserved sufficient shares of its Common Stock (as applicable) for issuance upon exercise of the Warrant.

(f)	Capitalization. Attached hereto as Exhibit C is a true and correct fully diluted capitalization table of Temple as of the Closing Date. Other than under the Shareholder Agreements, no person, as of the Closing Date for the Purchased Stock has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. The issuance and sale of the Warrants and any underlying securities will not obligate Temple to issue shares of Common Stock or other securities to any person (other than the Warrant Holder) and will not result in a right of any holder of Temple securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of Temple that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Temple is or may become bound to redeem a security of Temple. Temple does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of Temple are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board or others is required for the issuance and sale of the Warrants, other than as contemplated hereunder. Other than the Transaction Documents, as of the Closing Date, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Temple’s capital stock to which Temple is a party or, to the knowledge of Temple, between or among any of Temple’s stockholders.

(g)	Compliance with Law. Temple is in material compliance with all applicable laws, and Temple has not received any written notice to the effect that it is not in material compliance with any law. In addition to the general compliance, Temple is also (i) in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder; (ii) have received all permits licenses or other approvals required of Temple to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Temple, its subsidiaries, if any, and, to the knowledge of Temple, their respective officers and directors and agents are in compliance with any laws that relate to any United States sanctions as administered by the Office of Foreign Assets Control of the U.S Treasure Department, and money laundering laws.

(h)	Regulatory Permits. Temple possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and Temple has not received any notice of proceedings relating to the revocation or modification of any such permit.

(i)	Financial Statements. Temple has delivered to Natur its unaudited financial statements as of December 31, 2018, and for the period from January 1, 2019 through June 30, 2019 (collectively, the “Financial Statements”), which are attached hereto as Exhibit D. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the period indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of Temple as of the date, and for the period, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements or as disclosed to Natur on Exhibit D hereto, Temple has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to June 30, 2019; (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and are not required by GAAP to be reflected on a balance sheet; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate, do not exceed $50,000. Since June 30, 2019, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Temple has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) Temple has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) Temple has not issued any equity securities.

(j)	Taxes. Temple and its subsidiaries if any each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Temple or of any subsidiary, if any, know of no basis for any such claim.

(k)	Litigation. Except as set forth on Exhibit E, in the past three years, there have been no action, suit, arbitration, inquiry, notice of violation, proceeding or investigation (collectively, “Actions”) pending or, to the knowledge of Temple, threatened against or affecting Temple, any Subsidiary, if any, or any of their respective properties. There is no Action that may challenge or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated hereby. Except as set forth on Exhibit E, there has not been, and to the knowledge of Temple, there is not pending or contemplated, any investigation of Temple or any current or former director or officer of Temple.

(l)	Labor Relations. Except as set forth on Exhibit F, no labor dispute exists or, to the knowledge of Temple, is threatened with respect to any of the employees of Temple. None of Temple’s employees is a member of a union that relates to such employee’s relationship with Temple, and Temple is a party to a collective bargaining agreement, and Temple believe that its relationships with its employees are good. Temple is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)	Property. Temple has good and marketable title to all property and assets that Temple owns or purports to own, in each case free and clear of all Liens. The Company does not and has never owned any real property.

(n)	Contracts. Exhibit G hereto, lists all the material contracts related to the business of Temple, taken as a whole, which shall include agreements, understandings, instruments, contracts or proposed transactions to which Temple is a party that involves (x) obligations (contingent or otherwise) of, or payments to, Temple in excess of $50,000, (y) the license of any Intellectual Property to or from Temple, or (z) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person that limit Temple’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products (collectively “Material Contracts”). Each Material Contract so listed: (i) is an agreement that is a legal, valid and binding obligation of Temple; (ii) Temple, and to the knowledge of Temple, no other party, is in material breach or violation of, or material default under, any such material contract or agreement, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Temple, or, to the knowledge of Temple, any other party under such material contract or agreement; (iii) there are no disputes or disagreements between Temple and any other party with respect to any such material contract or agreement; (iv) Temple has neither sent nor received a notice of termination or notice of non-renewal with respect to any such Material Contract, which by its terms would automatically renew in the absence thereof; and (v) each such Material Contract shall remain in full force and effect immediately following the Closing of the purchase of the Purchased Stock without any modification in the rights or obligations of Temple thereunder pursuant to the terms thereof by reason of such Closing.

(o)	Customers and Suppliers. Exhibit H lists (a) each customer of the business of Temple that accounted for more than $50,000 in revenue reflected in the Financial Statements during the last full fiscal year or the interim period through the most recent Financial Statement; and (b) the top ten suppliers of products and/or services to the business of Temple. To Temple’s knowledge, no such customer or supplier has notified it in writing within the past year that it will, in a material respect, stop, or decrease the rate of, buying products or supplying products, as applicable, to Temple. Temple has not received any written, or to the Temple’s knowledge, verbal, notice that (i) any of such customers or suppliers has ceased, or intends to cease to use its goods or services or otherwise terminate its business relationship with Temple or materially adversely modify the business it conducts with Temple (either by reducing the volume of business it conducts with Temple or otherwise) or (ii) any party to a contract with such customers or suppliers intends to adversely modify in any material way, accelerate, cancel or terminate any such contract.

(p)	Accounts Receivable. The accounts receivable of Temple (i) represent valid obligations and bona fide transactions made in the ordinary course of business, (ii) to Temple’s knowledge, are fully collectible in the ordinary course of business without resort to any legal proceedings, tribunal. mediation or arbitration proceeding or collection agencies and (iii) are not subject to refunds or adjustments, valid defenses, set-offs or counterclaims (other than returns in the ordinary course of business).

(q)	Intellectual Property. Temple owns or possesses, or with respect to Temple’s business as proposed to be conducted only, believes it can obtain on commercially reasonable terms, sufficient legal rights to all Intellectual Property without any conflict with, or infringement of, the rights of others. To Temple’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by Temple violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(r)	Insurance. Temple is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which Temple is engaged, including, but not limited to, product liability insurance. Temple has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)	Product Liability. Each product developed, sold or delivered by Temple has been in conformity in all material respects with all product specifications and all warranties provided for the product. Each of the products sold by Temple is, and at all times up to and including the sale thereof has been, (i) in material compliance with all applicable laws, (ii) to Temple’s knowledge designed, produced, manufactured, marketed, sourced, processed, packaged, labeled, branded, advertised, marked, tagged, tested, certified, weighed, inspected, shipped and sold in compliance and conformity in all material respects with all applicable governmental and industry standards or other requirements imposed by any customer, contractual commitments, product specifications, all warranties and all applicable laws, and (iii) to Temple’s knowledge, fit for the ordinary purposes for which it is intended to be used. Each of such products contains warnings in accordance in all material respects with applicable laws, rules and regulations. To Temple’s knowledge, it has not committed any act or failed to commit any act, which act or failure would result in any product liability or liability for breach of warranty (whether covered by insurance or not) on the part of Temple.

(t)	Assumptions of Rights. Upon Closing, Natur shall assume all rights and obligations of DRBG with respect to the Series A Shares under the following agreement: Right of First Refusal Co-Sale Agreement.

(u)	No Broker. Temple has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has Temple incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

(v)	Certain Transactions. Other than (i) standard employee benefits generally made available to all employees, and (ii) standard director and officer indemnification agreements, there are no agreements, understandings or proposed transactions between Temple and any of its officers, directors, employees, stockholders, or any affiliate thereof.

9.	Covenants.

(a)	As of the Closing, each of the directors designated by DRBG to the Board shall resign and, immediately after the Closing, Temple shall designate three designees of Natur to the Board.

(b)	Each of the parties hereto agrees to execute all such assignments, transfer agreements, consents and/or any and all documents as may be reasonably required by any other party hereto to reflect the transactions contemplated hereunder.

(c)	Within fourteen days after the Closing, Temple hereby agrees it will provide Natur with draft Full Year 2018 and for the 6 months ending June 30, 2019, US GAAP compliant Financial Statements.

(d)	Promptly after the Closing of the Purchased Stock, with the objective of within two days after the Natur persons are appointed to the Board, Natur shall provide equity funding to Temple for working capital needs of not less than $150,000 and up to $250,000. The funding will be made for the sale of shares of equity of Temple to Natur, at a valuation of Temple at $1,000,000, and $250,000 will represent one-quarter of the outstanding fully diluted equity of Temple. The equity funding will be exchange for common stock of Temple, and will be made only after Temple has amended its Charter to increase its authorized and unissued shares of common stock to permit the issuance of the additional shares of common stock.

(e)	Each of DS, TQ and TQH, on behalf of themselves and their respective affiliates, hereby approves this Agreement and the transactions contemplated hereunder for all purposes, including in their capacity as stakeholders of Temple.

(f)	TQ hereby agrees that after the Promissory Note Closing, he shall not be a director of the Company.

10.	Limitation of Liability of DRBG.

In no event shall the liability of DRBG for any breach of this Agreement by DRBG exceed the Stock Purchase Price.

11.	Limitation of Liability of Temple.

Temple alone will be responsible to any breach of its representations and warranties and covenants to Natur. To the extent Natur suffers any damages for the breach of the Temple representations and warranties or covenants, Temple will recompense Natur by the issuance of shares of common stock of Temple, with a fair market value of the damages, with the fair market value being determined as of the date of the damage.

12.	General Provisions.

(a)	Expenses. All fees and expenses incurred in connection with this Agreement (and the transactions contemplated hereunder), including all fees of counsel and accountants, shall be borne by the party incurring the same.

(b)	Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered by hand or courier, when received by email, or three (3) days after the date when posted by air mail, with postage prepaid, addressed as follows:

If to DRBG, to:

DRBG Holdco, LLC

c/o Dunn’s River Brands Group, Inc.

5757 Main St., Suite 205

Frisco, Texas 75034
Attn: Bill Meissner
Email: bmeissner@gmail.com

or to such other person or address as DRBG shall furnish to the other parties hereto in writing.

If to Natur, to:

Natur International Corp.

Jachthavenweg 124

1081KJ Amsterdam

The Netherlands

Attn: Ruud Huisman
Email: ruud@natur.eu

or to such other person or address as Natur shall furnish to the other parties hereto in writing.

If to Temple, to:

Temple Turmeric, Inc.

134 N4th Street #3D

Brooklyn, NY 10005

Attn: Adam Litvack
Email: adam@drinktemple.com

or to such other person or address as Temple shall furnish to the other parties hereto in writing.

If to TQH or TQ, to:

TQ Holdings LLC

22 Church Road
Bedford, NH 03110

Attn: Tim Quick
Email: timqck@gmail.com

or to such other person or address as TQH shall furnish to the other parties hereto in writing.

If to DS, to:

Daniel Sullivan
Email: daniel333sullivan@gmail.com

or to such other person or address as DS shall furnish to the other parties hereto in writing.

(c)	Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto and any purported assignment in violation of this Section 8(c) will be void. Subject to the prior sentence, this Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(d)	Governing Law; Disputes. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof. Any dispute, controversy or claim arising out of or in connection with this Agreement or the breach, termination or invalidity thereof, may be brought in any state or federal court located in the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto accepts the exclusive jurisdiction of such court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

(e)	Counterparts; Facsimile Copies. This Agreement may be executed in counterparts (including by facsimile or PDF), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)	Interpretation. The headings of the Sections and Subsections of this Agreement are inserted for convenience only and shall not constitute a part of or affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.” Defined terms used in this Agreement shall have the same meaning whether defined or used herein in the singular or the plural, as the case may be.

(g)	Entire Agreement. This Agreement and the other documents and certificates delivered pursuant to the terms of this Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party.

(h)	Amendment; Waiver. This Agreement may be amended only by a written instrument executed by each of the parties hereto (to the extent impacted by such amendment). Any failure of a party to comply with any obligation, agreement or condition under this Agreement may only be waived in writing by each other party hereto (to the extent impacted thereby). No failure by a party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party’s right to enforce any provision of this Agreement or to take any such action.

(i)	Third Parties. Except as specifically set forth or referred to in this Agreement, nothing in this Agreement, expressed or implied, is intended, or shall be construed, to confer upon or give to any person or entity other than the parties and their successors or assigns and the Released Parties (as defined below), any rights or remedies under or by reason of this Agreement.

(j)	Additional Documents and Acts. Each of the parties agrees to execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and as may be necessary or appropriate to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement.

(k)	No Presumption Regarding Drafting. Each of the parties hereto acknowledges that it has reviewed this Agreement prior to its execution and that changes were made to this Agreement based upon its comments. If any disputes arise with respect to the interpretation of any provision of this Agreement, the provision shall be deemed to have been drafted by both of the parties and shall not be construed against any party on the basis that the party was responsible for drafting that provision.

(l)	Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(m)	Waiver of Jury Trial. Each of the parties hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating thereto. Each of the parties (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12(m).

(n)	Survival. The provisions of Sections 5 through 12 of this Agreement will survive the Closing; provided that the representations and warranties in this Agreement shall survive and be effective and enforceable for a period of, with respect to Sections 5, 6 and 7, one (1) year from the Closing, and with respect to Section 8, two (2) year from the Closing.

(o)	Release. As a material inducement to DRBG to enter into this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Natur, Temple, DS, TQ and TQH, each on behalf of itself and its predecessors, parents, subsidiaries, affiliates, divisions, affiliates, any related entity, successors and assigns, and all of their current and former agents, officers, directors, shareholders, partners, employees, members, trustees, fiduciaries, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively, the “Releasing Parties”) hereby irrevocably and unconditionally release, acquit, and forever discharge DRBG and each of its predecessors, parents (including Fireman Capital Partners, LLC and its affiliated entities and persons), subsidiaries, affiliates, divisions, any related entity, successors and assigns, and all of their current and former agents, officers, directors, shareholders, partners, employees, members, trustees, fiduciaries, representatives, attorneys and all persons acting by, through, under or in concert with any of them, including each of the DRBG designees to the Board (collectively, the “Released Parties”), from any and all claims, suits, charges, complaints, liabilities, obligations, promises, agreements, damages, causes of action, demands, losses, debts, attorneys fees and expenses of any nature whatsoever, known or unknown which the Releasing Parties have, had or claim to have against any Released Party up to and including the date hereof, or any other matter arising out of DRBG’s beneficial ownership of the Series A Shares or otherwise related to DRBG being an stakeholder of Temple, including entering into this Agreement and the transactions contemplated hereby, except for obligations arising hereunder. The Released Parties shall be indemnified and held harmless by Natur for and against any loss, liability, claim, damage (including incidental and consequential damages), costs and expenses, interest, awards, judgments and penalties (including costs of investigation and defense and attorneys’ and consultants’ fees and expenses), whether or not involving third party claims, actually suffered or incurred by them, arising out of or resulting from the breach or nonperformance of any covenant or agreement arising in this Section 12(o) by Natur. The Released Parties shall be indemnified and held harmless by Temple for and against any loss, liability, claim, damage (including incidental and consequential damages), costs and expenses, interest, awards, judgments and penalties (including costs of investigation and defense and attorneys’ and consultants’ fees and expenses), whether or not involving third party claims, actually suffered or incurred by them, arising out of or resulting from the breach or nonperformance of any covenant or agreement arising in this Section 12(o) by Temple. The Released Parties shall be indemnified and held harmless, jointly and severally, by TQH and TQ for and against any loss, liability, claim, damage (including incidental and consequential damages), costs and expenses, interest, awards, judgments and penalties (including costs of investigation and defense and attorneys’ and consultants’ fees and expenses), whether or not involving third party claims, actually suffered or incurred by them, arising out of or resulting from the breach or nonperformance of any covenant or agreement arising in this Section 12(o) by TQH and/or TQ. The Released Parties shall be indemnified and held harmless by DS for and against any loss, liability, claim, damage (including incidental and consequential damages), costs and expenses, interest, awards, judgments and penalties (including costs of investigation and defense and attorneys’ and consultants’ fees and expenses), whether or not involving third party claims, actually suffered or incurred by them, arising out of or resulting from the breach or nonperformance of any covenant or agreement arising in this Section 12(o) by DS.

As a material inducement to Natur to enter into this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DRBG, DS, TQ and TQH, each on behalf of itself and its respective predecessors, parents, subsidiaries, affiliates, divisions, any related entity, successors and assigns, and all of their current and former agents, officers, directors, shareholders, partners, employees, members, trustees, fiduciaries, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively, the “Seller Releasing Parties”) hereby irrevocably and unconditionally release, acquit, and forever discharge Temple and each of its subsidiaries, affiliates, divisions, any related entity, successors and assigns, and all of their current and former agents, officers, directors, shareholders, partners, employees, members, trustees, fiduciaries, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively, the “Temple Released Parties”), from any and all claims, suits, charges, complaints, liabilities, obligations, promises, agreements, damages, causes of action, demands, losses, debts, attorneys fees and expenses of any nature whatsoever, known or unknown which the Seller Releasing Parties have, had or claim to have against any Temple Released Party up to and including the date hereof, including entering into this Agreement and the transactions contemplated hereby, except for obligations arising hereunder and any indemnification obligations on the part of Temple to its current and former directors and officers, and DRBG’s rights under the Warrant. The Temple Released Parties shall be indemnified and held harmless by the Seller Releasing Parties for and against any loss, liability, claim, damage (including incidental and consequential damages), costs and expenses, interest, awards, judgments and penalties (including costs of investigation and defense and attorneys’ and consultants’ fees and expenses), whether or not involving third party claims, actually suffered or incurred by them, arising out of or resulting from the breach or nonperformance of any covenant or agreement arising in this Section 12(o) by the Seller Releasing Parties.

As a material inducement to TQ and TQH to enter into this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Temple, on behalf of itself and its respective predecessors, parents, subsidiaries, successors and assigns, and all of their current and former agents, officers, directors, shareholders, partners, employees, members, trustees, fiduciaries, representatives, attorneys and all persons acting by, through, under or in concert with it (collectively, the “Temple Releasing Parties”) hereby irrevocably and unconditionally releases, acquits, and forever discharges TQ and TQH, from any and all claims, suits, charges, complaints, liabilities, obligations, promises, agreements, damages, causes of action, demands, losses, debts, attorneys fees and expenses of any nature whatsoever, known or unknown which the Temple Releasing Parties have, had or claim to have (“Temple Claims”) against TQ and TQH up to and including the date hereof, except for obligations arising hereunder.

As a material inducement to DS to enter into this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Temple Releasing Party hereby irrevocably and unconditionally releases, acquits, and forever discharges DS from any and all Temple Claims, except for obligations arising hereunder, provided however, the foregoing shall not release DS from any Temple Claims occurred as a result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by DS.

(p)	Non-Disparagement. Natur, Temple, DS, TQ and TQH agree not to defame, disparage or criticize the Released Parties, their respective business plans, procedures, products, services, development, finances, financial condition, capabilities or other aspect of its business, or any of its direct and indirect stakeholders in any medium (whether oral, written, electronic or otherwise, whether currently existing or hereafter created), to any person or entity, without limitation in time. Notwithstanding the foregoing sentence, Natur, Temple, DS, TQ and TQH may confer in confidence with their respective advisors and make truthful statements as required by law. DRBG agrees not to defame, disparage or criticize Temple, its business plan, procedures, products, services, development, finances, financial condition, capabilities or other aspect of its business, or any of its direct and indirect stakeholders in any medium (whether oral, written, electronic or otherwise, whether currently existing or hereafter created), to any person or entity, without limitation in time. Notwithstanding the foregoing sentence, DRBG may confer in confidence with its advisors and make truthful statements as required by law.

(q)	Press Release. No party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties unless otherwise required by law, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Purchase and Recapitalization Agreement as of the date first above written.

NATUR INTERNATIONAL CORP.

By:
Name:
Title:

DRBG HOLDCO, LLC

By:
Name:	Christopher Akelman
Title:	President

TEMPLE TURMERIC, INC.

By:
Name:
Title:

TQ HOLDINGS LLC

By:
Name:	Tim Quick
Title:

TIM QUICK, an individual

By:
Name:	Tim Quick

DANIEL SULLIVAN, an individual

By:
Name:	Daniel Sullivan

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